Shareholder Letter Q1 2026

Results Summary Coursera results for the three months ended March 31, 2026. Figures may be rounded for presentation purposes. Segment gross profit is defined as segment revenue less content costs in our unaudited condensed consolidated financial statements. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. 1. Includes $6.2 million of merger and acquisition related transaction costs and $3.8 million of integration related costs recorded in the three months ended March 31, 2026. 2. Net cash provided by operating activities includes restructuring related cash payments made during the three months ended March 31, 2026 and 2025 of $0 and $5.2 million, respectively, and cash payments of M&A transaction costs of $11.1 million and $0, respectively. Q1 2026 Shareholder Letter 2 Q1 2026 Key Financial Measures Revenue $195.7M ↑ 9% Y/Y Net income (loss) 1 $(20.5)M ↓ (163)% Y/Y (10.5)% Net loss margin, ↓ (610) bps Y/Y Adjusted EBITDA $13.5M ↓ (28)% Y/Y 6.9% Adjusted EBITDA Margin, ↓ (350) bps Y/Y Net cash provided by operating activities 2 $14.6M ↓ (56)% Y/Y Free Cash Flow 2 $3.0M ↓ (88)% Y/Y Operating Segment Performance Consumer revenue $129.5M ↑ 10% Y/Y Consumer gross profit $81.8M ↑ 13% Y/Y 63% gross profit margin, ↑ 160 bps Y/Y Enterprise revenue $66.2M ↑ 7% Y/Y Enterprise gross profit $46.9M ↑ 9% Y/Y 71% gross profit margin, ↑ 80 bps Y/Y

Coursera delivered a strong start to 2026, reflecting continued execution across our core growth priorities. We generated revenue of $195.7 million, up 9% year over year, driven by sustained momentum in our Consumer segment. Consumer revenue grew 10% year over year, marking its fourth consecutive quarter of double-digit growth. Performance was driven by strong adoption of our Coursera Plus subscription offering, as well as the addition of 7.6 million new registered learners, a first quarter record. We delivered this growth while expanding our gross profit margin to the highest level in three years, reflecting stronger unit economics and structural improvements in our business model, driven by the early benefits of the platform fee introduced at the start of the year and increased engagement with Coursera-produced content. Our performance reflects both the strength of our platform and a broader shift in the labor market, as skills requirements continue to evolve rapidly and individuals and organizations increasingly require continuous upskilling. Generative AI remains the clearest example of this shift. Demand for AI courses continued to accelerate, with more than 20 enrollments per minute in Q1, up from 15 in 2025 and 8 in 2024. Our leading partners play an essential role in meeting this demand, including recent launches from Google and Microsoft designed to deliver practical, job-ready skills aligned to evolving workforce needs. At the same time, we are investing in building a more comprehensive and adaptive skills delivery system, combining AI- powered learning experiences, verified assessments, and data-driven insights to deliver more personalized and contextual skills development solutions. This includes the recent launch of the first learning agent built for Microsoft 365 Copilot, bringing Coursera’s content directly into the flow of work to support real-time application of skills. Given our solid execution in Q1, we are reaffirming our full year 2026 guidance. We continue to expect revenue in the range of $805 million to $815 million, with growth driven by our Consumer segment. For Adjusted EBITDA, we are pacing confidently to our annual Adjusted EBITDA Margin target of approximately 9%, expecting to deliver in the range of $70 million to $76 million as we balance operating discipline with targeted investments to support long-term growth.1 Our growth priorities include: As we approach the close of the proposed Udemy transaction, which remains subject to regulatory approval and the satisfaction of other customary closing conditions, we look forward to providing clarity on our integration plans, synergy realization timing, capital allocation priorities, and a consolidated outlook for the combined company. In the meantime, we are focused on delivering new AI-native experiences across our platform, where learning is not only personalized, but increasingly proactive, contextual, and embedded directly into how individuals and organizations operate. We believe our planned combination with Udemy will further accelerate this strategy as we evolve beyond a content catalog into a more dynamic system for skills delivery — one that supports the full talent lifecycle, from individual career growth to workforce transformation at scale, positioning us to capture the significant global skilling opportunity ahead. To our shareholders, Q1 2026 Shareholder Letter 3 Coursera results for the three months ended March 31, 2026. Numbers are rounded for presentation purposes. Refer to the Outlook section for a complete discussion of Q2 and full year 2026 guidance. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. 1. Outlook reflects Coursera’s financial guidance on a standalone basis and does not include any anticipated impact from the proposed transaction with Udemy. Greg Hart President and Chief Executive Officer Mike Foley Chief Financial Officer

Ecosystem expansion

Our growing base of learners and Enterprise customers continues to attract trusted content creators, ranging from world-class universities to industry leaders. These creators are valued by learners for their academic rigor, industry expertise, and real-world relevance. As demand for career-aligned education grows, we believe top universities and industry partners will increasingly view Coursera as a strategic platform to extend their reach and impact.

Coursera ecosystem

Comprehensive product offerings to deliver
Skills development & verification

16,000+ courses



Platform
Reach + Data + Tech

World-class ecosystem of
Expert instructors

375+ universities and industry leaders

Expansive global reach to
Learners & customers

205M Registered Learners
↑ 17% Y/Y

1,729 Paid Enterprise Customers
↑ 5% Y/Y

Trusted creators



Yale
IBM
aws
Duke

Learners come to Coursera to discover and master in-demand skills taught by world-class instructors trusted for their academic rigor, industry expertise, and career relevance

Branded content



Coursera's platform spans practical skills application to verified, job-relevant credentials, enabling us to serve both upskilling and reskilling use cases

Global reach



Our product offerings attract learners and organizations from around the world, making Coursera one of the largest and most globally distributed learning platforms

Platform innovation



We continue to make strong progress in developing new products and capabilities that enhance and personalize the learning experience across our unified platform, leveraging advancements in technology as well as the scale advantages of our global reach and data-driven insights

Coursera data as of March 31, 2026.

coursera Q1 2026 Shareholder Letter 4

Global reach Coursera’s global scale continues to expand, reaching 205 million cumulative registered learners. This included the addition of 7.6 million new registered learners, a first quarter record. We also grew our Paid Enterprise Customers by 5% year over year, ending the period with 1,729 customers spanning businesses, campuses, and governments. At this scale, the value of our ecosystem extends beyond distribution, creating a compounding data advantage with a broader, more real-time view into how skills are learned, how they evolve, and how organizations develop talent. These insights help fuel a faster, more agile content engine and inform how we build learning experiences and product capabilities to deliver skills aligned with constantly evolving workforce needs. Q1 2026 Shareholder Letter 5 Paid Enterprise Customers % Y/Y change Registered Learners in millions % Y/Y change Coursera data for the periods reported April 1, 2024 through March 31, 2026. Numbers are rounded for presentation purposes and percentages refer to year-over-year change. Refer to the Key Business Metrics page for definitions and more information.

Content engine

Our content engine is built on partnerships with world-class universities and industry leaders, delivering career-relevant learning at global scale. In an environment where content is abundant and increasingly commoditized, learners and organizations are looking for trusted pathways that translate skills into real-world capability. As skills requirements continue to evolve rapidly, this creates a growing need for continuous upskilling and more effective ways to develop and validate skills aligned with the future needs of the workforce.

We remain focused on building a faster, more agile content engine and expanding our partnerships. We are also equipping our content creators with new authoring capabilities that deliver more personalized, interactive, and contextual learning experiences to ensure skills development on Coursera remains closely aligned with the global labor market. These experiences enable learners to build practical skills and earn industry-recognized credentials that deliver career outcomes, while helping organizations assess and transform their workforce at scale.


Finetuning LLMs
DeepLearning.AI
Finetuning Large Language Models
Project
Adobe
Design Fundamentals with AI
Course
Google
Prompting Essentials
Specialization
Microsoft
Microsoft
Python Developer
Professional Certificate
University of Colorado Boulder
Master of Science in Data Science
Degree
2,000+ Projects
16,000+ Courses
2,300+ Specializations
200+ Certificates
45+ Degrees

Generative AI skills

Generative AI remains the clearest example of how skills demand is rapidly evolving. Our platform offers more than 1,300 AI courses, nearly double from a year ago. Demand for these skills has continued to accelerate, with more than 20 enrollments per minute in Q1, up from 15 last year and 8 in 2024.

To meet this demand, we continue to deepen our partnership with technology leaders like Google. In February, Google launched its first AI Professional Certificate on Coursera, expanding an AI portfolio that has already attracted more than 3 million enrollments. This program is designed to build AI proficiency by helping learners apply practical skills in job-relevant workflows and broadening access Google's latest models and tools.


20+ hands-on labs
Google AI Pro
AI fluency
Job-ready portfolio
coursera | Google
Google AI Professional Certificate
Enroll now →

Industry micro-credentials

As demand for career-aligned education grows, we continue to expand access to industry-recognized credentials that provide verifiable proof of skills proficiency. Increasingly, these credentials are eligible for academic credit, enhancing their value for learners while providing institutions with a trusted way to integrate industry-aligned content into their curriculum while maintaining academic rigor. A growing selection of our industry micro-credentials are eligible for credit, including more than 50 with recommendations from the American Council on Education (ACE) in the U.S. and over 40 with recognition under the European Credit Transfer and Accumulation System (ECTS). In March, we tripled the number of certificates aligned to India's National Skills Qualifications Framework (NSQF) to 30, including top programs from Google, IBM, and Microsoft, further expanding access to skills-first, for-credit learning.

Coursera content announcements, developments, and figures may include information up to the date of the Q1 2026 earnings report on April 23, 2026. Numbers are rounded for presentation purposes. Content and credential figures reflect catalog counts as of March 31, 2026 and exclude suspended partner content that is not currently discoverable or available on our platform. The number of degrees reflects master's, bachelor's, and postgraduate diploma programs with multiple tracks as a single count.

coursera
Q1 2026 Shareholder Letter 6

Platform innovation Coursera product announcements, developments, and figures may include information up to the date of the Q1 2026 earnings report on April 23, 2026. Q1 2026 Shareholder Letter 7 We believe our next phase of growth will be driven by product innovation. Our global scale provides a unique view into how skills are learned, how they evolve, and how organizations develop talent, enabling us to build more adaptive and contextual learning experiences. In 2026, we are focused on translating these insights into differentiated product experiences that improve how learners and organizations discover, assess, and verify skills proficiency, spanning just-in-time skills in the flow of work to trusted, verified credentials. Skills demand is evolving rapidly as AI reshapes how work gets done and the requirements of nearly every role, yet adoption within organizations remains uneven. We believe closing the gap between AI capability and application requires more adaptive, contextual learning experiences built on an enterprise-grade, AI-native platform that can help diagnose skills gaps, deliver personalized guidance, and accelerate workforce readiness at scale. Our product efforts are focused on strengthening engagement, improving career and workforce outcomes, and creating more valuable customer experiences that can drive durable, long-term growth for our business. Learning in the Flow of Work Role Play We are embedding learning directly into the tools and workflows where work takes place. In Q1, we launched the first learning agent built for Microsoft 365 Copilot, bringing Coursera’s content into the applications employees use every day. As users build models, prepare presentations, or design AI-powered workflows, the agent surfaces relevant learning in real time, enabling skills development in the context of day- to-day work and accelerating time to proficiency through immediate application. As organizations seek to better align learning with business outcomes, we are also investing in deeper enterprise integrations that connect skills development to systems of record for talent, performance, and workforce planning. These efforts move us toward a more connected skills infrastructure, enabling organizations to better understand skill gaps, personalize development pathways, and measure the impact of workforce skilling investments at scale. We continue to expand how learners build and apply skills through more interactive and immersive learning experiences. We recently launched the next iteration of our Role Play experience, introducing real-time, voice- to-voice simulations that allow learners to practice course concepts in realistic scenarios using a more natural format. These experiences provide immediate, actionable feedback and enable learners to apply skills in context across a wide range of use cases. Role Play builds on a broader foundation of AI-powered features across tutoring, authoring, and translation. As we continue to invest in product innovation, we are accelerating our transition from AI-enabled features to more fully AI-native experiences, where learning is increasingly personalized, proactive, and embedded directly into how individuals and organizations operate.

Learning Agent for Microsoft 365 Copilot Embedding learning directly into the flow of work Q1 2026 Shareholder Letter 8 Coursera product announcements, developments, and figures may include information up to the date of the Q1 2026 earnings report on April 23, 2026. Product spotlight

Revenue Revenue was $195.7 million, up 9% year over year. Growth was driven by sustained momentum in our Consumer segment, which increased 10% year over year and delivered its fourth consecutive quarter of double-digit growth. Consumer results continue to be fueled by strong adoption of our Coursera Plus subscription offering. Enterprise revenue increased 7% year over year, reflecting a mixed demand environment across customer segments, regions, and use cases. Given our solid execution in the first quarter, we are reaffirming our full year 2026 revenue outlook. Q1 2026 financial results Q1 2026 Shareholder Letter 9 $195.7M Revenue ↑ 9% Y/Y $(20.5)M 1 Net loss ↓ (12.7)M Y/Y 1 (10.5)% Net loss margin 1 ↓(610) bps Y/Y 1 $13.5M Adjusted EBITDA ↓ (28)% Y/Y 6.9% Adjusted EBITDA Margin ↓ (350) bps Y/Y $14.6M 2 Net cash provided by operating activities ↓ (56)% Y/Y 2 $3.0M 2 Free Cash Flow ↓ (88)% Y/Y 2 Coursera results for the periods reported April 1, 2024 through March 31, 2026. Percentages refer to year-over-year change, and figures may be rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. 1. Includes $6.2 million of merger and acquisition related transaction costs and $3.8 million of integration related costs recorded in the three months ended March 31, 2026. 2. Net cash provided by operating activities includes restructuring related cash payments made during the three months ended March 31, 2026 and 2025 of $0 and $5.2 million, respectively, and cash payments of M&A transaction costs of $11.1 million and $0, respectively. Consumer segment $ Enterprise segment $ in millions % Y/Y change

Q1 2026 Shareholder Letter 10 Gross profit GAAP gross profit was $108.6 million, up 11% year over year. This represented a 55.5% gross profit margin, up 90 basis points from the prior year period. Non-GAAP gross profit was $110.8 million, up 11% year over year. This represented a non-GAAP gross profit margin of 56.6%, up 80 basis points year over year. This marked the highest gross margin in three years, despite faster growth in our Consumer segment relative to our higher margin Enterprise segment. This structural expansion reflects continued improvements in our Consumer and Enterprise segment margin rates, driven by two initiatives. First, the early benefits from the platform fee introduced at the start of 2026, which is beginning to impact Consumer margin and will gradually ramp as new sales are recognized. Second, higher engagement with Coursera- produced content, which carries more favorable economics. Operating expenses GAAP operating expenses were $133.9 million, or 68.4% of revenue, up 570 basis points year over year.1 Non-GAAP operating expenses were $103.2 million, or 52.7% of revenue, consistent with our plan to invest early in the year to expand our product, data, and go-to-market capabilities. Even as we made these investments, we remained disciplined, focusing resources on areas that support long-term profitable growth. Coursera results for the three months ended March 31, 2026 and 2025. Percentages refer to year-over-year change, unless otherwise specified, and figures may be rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. 1. Includes restructuring expense of approximately 1% of revenue recorded in the three months ended March 31, 2025. 2. Includes $6.2 million of M&A related transaction costs and $3.8 million of integration related costs recorded in the three months ended March 31, 2026. Research and development Sales and marketing General and administrative % of revenue Gross profit margin % Gross profit $ in millions % Y/Y change GAAP Non-GAAP GAAP Non-GAAP 21

Net income (loss) GAAP net loss was $(20.5) million, or (10.5)% of revenue, inclusive of M&A related transaction costs, as well as integration related costs recorded during the quarter.2 Non-GAAP net income was $12.4 million, or 6.3% of revenue, reflecting our continued focus on disciplined expense management as we invest in product, data, and go-to-market capabilities to support long-term profitable growth. Q1 2026 Shareholder Letter 11 Coursera results for the periods reported April 1, 2024 through March 31, 2026. Percentages refer to year-over-year change, unless otherwise specified, and figures may be rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. 1. Includes $11.9 million of M&A related transaction costs recorded in the three months ended December 31, 2025. 2. Includes $6.2 million of M&A related transaction costs and $3.8 million of integration related costs recorded in the three months ended March 31, 2026. Adjusted EBITDA Adjusted EBITDA was $13.5 million, or 6.9% of revenue. Our 2026 plan builds on last year’s bottom-line improvement, balancing growth investments with consistent annual expansion. First quarter performance was in line with our expectations and keeps us on track to achieve our full year Adjusted EBITDA Margin target of approximately 9%. We manage the business to a full year Adjusted EBITDA Margin framework, rather than optimizing for any single quarter. This approach allows us to balance operating discipline with targeted investments in our most productive growth opportunities, while supporting consistent margin expansion over time. GAAP net loss $ GAAP net loss margin % in millions Adjusted EBITDA $ Adjusted EBITDA Margin % in millions 1 2

Cash flow and balance sheet Net cash provided by operating activities was $14.6 million, and we generated $3.0 million in Free Cash Flow. In Q1, we recognized $(11.1) million of cash payments related to one-time M&A transaction costs. Excluding these transaction- related costs, the performance was consistent with our expectation for Free Cash Flow to largely track with Adjusted EBITDA over time and better reflects the underlying earnings and cash generation potential of the business. Additionally, our Free Cash Flow included $(5.8) million in purchases of content assets, which are treated similarly to other forms of capital expenditures. Q1 2026 Shareholder Letter 12 Coursera results for the periods reported April 1, 2024 through March 31, 2026. Information presented for cash and cash equivalents is as of period end. Figures may be rounded for presentation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. 1. The three months ended June 30, 2024 includes $3.2 million in cash payments for M&A related transaction costs. 2. The three months ended December 31, 2025 includes $3.8 million in cash payments for M&A related transaction costs, as well as a $4.7 million of catch-up payments to a content creator partner. 3. The three months ended March 31, 2026 includes $11.1 million in cash payments for M&A related transaction costs. As of March 31, 2026, we had approximately $790 million of unrestricted cash and cash equivalents, with no debt. This strong financial position provides us with the flexibility to invest in growth, remain agile in a dynamic environment, and explore opportunities to create greater returns for our shareholders. As discussed previously, this includes the anticipated announcement of a share repurchase program following the close of the proposed transaction with Udemy, including authorization by the Board of Directors post-close. This is one of several proposed actions, including our efforts to manage dilution, that underscore the value we place on shareholder equity and our confidence in the long-term value creation opportunity ahead. Cash and cash equivalents $ Net cash provided by operating activities $ Free Cash Flow $ in millions 1 2 3

Coursera delivers skills development solutions for individuals and organizations through a unified platform that combines trusted credentials, data-driven insights, and AI-powered learning experiences. As skills requirements continue to evolve rapidly, individuals and organizations increasingly require continuous upskilling to remain competitive in a dynamic labor market. Our platform is designed to translate learning into measurable career and business outcomes, by enabling individuals to build and verify skills and helping organizations develop workforce capabilities at scale. We report our results in two operating segments: Consumer and Enterprise. Operating segments Q1 2026 Shareholder Letter 13 Consumer Enterprise $129.5M Revenue ↑ 10% Y/Y $66.2M Revenue ↑ 7% Y/Y $81.8M Segment gross profit ↑ 13% Y/Y $46.9M Segment gross profit ↑ 9% Y/Y 63.2% Segment gross profit margin ↑ 160 bps Y/Y 70.8% Segment gross profit margin ↑ 80 bps Y/Y 7.6M New Registered Learners ↑ from 7.1M in Q1’25 90% Net Retention Rate (“NRR”) ↓(300) bps Q/Q 205M Total Registered Learners ↑ 17% Y/Y 1,729 Paid Enterprise Customers ↑ 5% Y/Y Coursera results for the three months ended and as of March 31, 2026. Figures may be rounded for presentation purposes. Segment gross profit is defined as segment revenue less content costs in our unaudited condensed consolidated financial statements. Refer to the Key Business Metrics page for definitions and more information.

Q1 2026 Shareholder Letter 14 Enterprise performance Enterprise revenue of $66.2 million was up 7% year over year, reflecting a mixed demand environment across customer segments, regions, and use cases. Growth was driven by our Campus vertical and a meaningful contribution from a large Government expansion. Segment gross profit was $46.9 million, up 9% year over year. This represented a 70.8% gross profit margin, an improvement of 80 basis points year over year and consistent with the engagement trends and structural improvements benefiting our Consumer segment. Consumer performance Consumer revenue of $129.5 million increased 10% year over year, marking our fourth consecutive quarter of double-digit growth. Performance was driven by sustained momentum in our Coursera Plus subscription offering, as well as 7.6 million new registered learners, a first quarter record. Segment gross profit was $81.8 million, up 13% year over year. This represented a 63.2% gross profit margin, up 160 basis points from the prior year. The margin expansion reflects the early benefits from the platform fee introduced at the start of the year, as well as increased learner engagement with Coursera-produced content, which carries more favorable economics. Coursera results for the periods reported April 1, 2024 through March 31, 2026. Percentages refer to year-over-year change. Numbers are rounded for presentation purposes. Segment gross profit is defined as segment revenue less content costs in our unaudited condensed consolidated financial statements. Enterprise revenue $ Enterprise gross profit margin % in millions Consumer revenue $ Consumer gross profit margin % in millions

Outlook

Q2 2026	Full year 2026	
$196M to $200M	**$805M to $815M**	
Revenue ↑ 5% to 7% Y/Y	**Revenue** ↑ 6% to 8% Y/Y	
$12M to $16M	**$70M to $76M**	**9.0%**
Adjusted EBITDA	**Adjusted EBITDA**	**Adjusted EBITDA Margin** at the midpoint of the ranges
Weighted average share count Basic: 170 million Diluted: 175 million	**Weighted average share count** Basic: 171 million Diluted: 177 million	

Q2 and full year 2026 guidance

In Q2, we expect revenue to be in the range of $196 million to $200 million. This outlook reflects continued strength in Consumer, offset by a slower trajectory in Enterprise, consistent with our full year, segment-level growth expectations provided last quarter. We expect Q2 Adjusted EBITDA to be in the range of $12 million to $16 million as we balance continued operating discipline with investments in our most productive growth opportunities early in the year.

Given the solid execution in Q1, we are reaffirming our full year 2026 guidance and continue to expect revenue in the range of $805 million to $815 million. For full year 2026 Adjusted EBITDA, we are pacing confidently to our annual Adjusted EBITDA Margin target of approximately 9%, expecting to deliver in the range of $70 million to $76 million.

Absent the proposed combination with Udemy and related transaction and integration impacts, Free Cash Flow is expected to largely track at or above Adjusted EBITDA. For Q2, Free Cash Flow is expected to be impacted by approximately $13 million of M&A related cash payments, reflecting transaction fees and pre-close planning costs. This excludes additional contingent expenses that may be incurred upon closing or during integration.

Transaction with Udemy

The Q2 and full year 2026 outlook reflects Coursera's standalone operations. It does not include any meaningful impact from the proposed Udemy transaction, which remains subject to regulatory approval.

As we look ahead to the proposed combination, we are highly confident in our ability to realize approximately $115 million of annual run-rate cost synergies within 24 months of closing, primarily driven by go-to-market optimization and G&A efficiencies. Over the past several months, we have made strong progress on integration planning and expect to realize a significant majority of these synergies within the first year following close. We are also being thoughtful in managing potential revenue dis-synergies, which are factored into our synergies expectations.

In advance of our first quarterly earnings report following the close, we look forward to hosting a call to provide more detailed expectations on our integration plans, synergy realization timing, capital allocation priorities, and a consolidated outlook for the future combined company.

Actual results may differ materially from Coursera's financial outlook as a result of, among other things, the factors described under "Forward-looking statements" below. Please refer to section "Non-GAAP financial measures" for definitions of our non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. Reconciliations are not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change.

coursera Q1 2026 Shareholder Letter 15

Conference call details Q1 2026 Shareholder Letter 16 As previously announced, Coursera will hold a conference call to discuss its first quarter 2026 performance today, April 23, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our investor relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year. Disclosure information In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as Coursera’s investor relations website. About Coursera Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world- class learning. Today, it is one of the largest online learning platforms in the world, with 205 million registered learners as of March 31, 2026. Coursera partners with over 375 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations — including generative AI-powered features like Coach, Role Play, and Course Builder, and role-based solutions like Skills Tracks — enable instructors, partners, and companies to deliver scalable, personalized, and verified learning. Institutions worldwide rely on Coursera to upskill and reskill their employees, students, and citizens in high-demand fields such as GenAI, data science, technology, and business, while learners globally turn to Coursera to master the skills they need to advance their careers. Coursera is a Delaware public benefit corporation and a B Corp. Contacts Investor Relations Cam Carey, VP of Investor Relations ir@coursera.org Media Arunav Sinha, VP of Global Communications press@coursera.org

Key business metrics

	Three Months Ended March 31,	
	2026	2025
New Registered Learners	7.6 million	7.1 million
Net Retention Rate	90%	91%
	March 31,	
	2026	2025
Total Registered Learners	205 million	175 million
Paid Enterprise Customers	1,729	1,651

Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers that are active on our platform at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a "Paid Enterprise Customer" as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, including organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate ("NRR") for Paid Enterprise Customers

We calculate annual recurring revenue ("ARR") by annualizing each customer's monthly recurring revenue ("MRR") for the most recent month at period end. We calculate "Net Retention Rate" for a period by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end, or "Current Period ARR". Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months but excludes revenue from new Paid Enterprise Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate for Paid Enterprise Customers.

coursera

Q1 2026 Shareholder Letter 17

Non-GAAP financial measures Q1 2026 Shareholder Letter 18 We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix. In addition to financial information presented in accordance with GAAP, this shareholder letter includes non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP net income, non-GAAP net income per share, non-GAAP operating expenses, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non- GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools. Definitions Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Net Income, and Non-GAAP Net Income Per Share We define non-GAAP gross profit and non-GAAP net income as GAAP gross profit and GAAP net loss excluding: (1) stock- based compensation expense; (2) amortization of stock-based compensation expense capitalized as internal-use software costs; (3) payroll tax expense related to stock-based compensation; (4) merger and acquisition (“M&A”) related transaction costs; (5) integration related costs; (6) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (7) restructuring related charges. Non- GAAP gross profit margin reflects non-GAAP gross profit as a percentage of revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by the diluted weighted average shares of common stock outstanding. Non-GAAP Operating Expenses We define non-GAAP operating expenses as GAAP operating expenses excluding: (1) stock-based compensation expense; (2) payroll tax expense related to stock-based compensation; (3) M&A related transaction costs; (4) integration related costs; and (5) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries. Adjusted EBITDA and Adjusted EBITDA Margin We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) income tax expense; (4) other expense (income), net; (5) stock-based compensation expense; (6) payroll tax expense related to stock-based compensation; (7) M&A related transaction costs; (8) integration related costs; (9) costs and settlement (gains) losses related to significant and non-recurring legal and regulatory matters, net of insurance recoveries; and (10) restructuring related charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Free Cash Flow We define Free Cash Flow as net cash provided by operating activities, less capitalized internal-use software costs, purchases of content assets, and purchases of property, equipment, and software as we consider these capital expenditures necessary to support our ongoing operations.

Forward-looking statements Q1 2026 Shareholder Letter 19 This shareholder letter contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this shareholder letter that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate,” “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding the proposed combination with Udemy, including the expected timing and benefits of such business combination and the outlook for Coursera’s and Udemy’s results of operations and financial condition (including potential synergies) following the business combination; the expansion of our market opportunity; the evolving demand for upskilling, including AI-related skills; our progress in our growth initiatives; our investments in building a more comprehensive and adaptive skills platform, combining AI-powered learning experiences, verified assessments, and data-driven insights; our efforts to equip our content creators with new authoring capabilities; our commitment to and investments in creating more personalized, engaging, and AI-native learning experiences, including Role Play; the development of AI tools in conjunction with industry partners, including our first learning agent built for Microsoft 365 Copilot; our initiatives to strengthen our position as a trusted source for verified learning; our mission to provide universal access to world-class learning; the demand for online learning; the strength of our customer and content creator relationships; the demand from learners to use our offerings to master career advancing skills; anticipated features and benefits of our offerings; the anticipated utility of our non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial and operational performance, and expectations, including our financial outlook for the second quarter of 2026 and full year 2026; among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings and expand our global scale; our limited operating history; the relative nascency of online learning solutions and generative AI; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing content creator relationships and to develop new partnerships with universities, industry leaders, and subject matter experts; our dependence on the supply of content created by our partners; risks related to our AI innovations and AI generally; risks related to the business combination, including the effect of the announcement of the business combination on the ability of Coursera or Udemy to retain and hire key personnel and maintain relationships with customers, vendors and others with whom Coursera or Udemy do business, or on Coursera’s or Udemy’s operating results and business generally; risks that the business combination disrupts current plans and operations and the potential difficulties in attracting and retaining qualified personnel as a result of the business combination; the outcome of any legal proceedings related to the business combination; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability to successfully integrate Coursera’s and Udemy’s operations and business on a timely basis or otherwise in accordance with the standards and obligations applicable to the combined company as a public benefit corporation and as a B Corp.; Coursera’s and Udemy’s ability to implement our plans, forecasts and other expectations with respect to the combined company’s business after the completion of the transaction and realize expected synergies and other benefits of the combination within the expected timeframe or at all; the amount of the costs, fees, expenses and charges related to the proposed combination; fluctuations in the prices of Coursera or Udemy stock; potential business disruptions following the business combination; our ability to compete effectively; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory and/or policy matters or changes impacting us or our content creators; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to operations, regulatory, economic, and geopolitical conditions; current and future legal and regulatory matters; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; natural disasters, public health crises, or other catastrophic events; and our status as a certified B Corp, as well as the risks and uncertainties discussed in our most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Q1 2026 Shareholder Letter 20 Appendix

Condensed Consolidated Statements of Operations Unaudited (in millions, except per share amounts) Q1 2026 Shareholder Letter 21 Three Months Ended March 31, 2026 2025 Revenue $ 195.7 $ 179.3 Cost of revenue(2) 87.1 81.4 Gross profit 108.6 97.9 Operating expenses: Research and development(2) 31.3 29.5 Sales and marketing(2) 69.3 56.8 General and administrative(1)(2) 33.3 26.9 Restructuring related charges(2) — (0.9) Total operating expenses 133.9 112.3 Loss from operations (25.3) (14.4) Other income, net: Interest income, net 7.1 7.8 Other (expense) income, net (0.9) 0.3 Loss before income taxes (19.1) (6.3) Income tax expense 1.4 1.5 Net loss $ (20.5) $ (7.8) Net loss per share—basic and diluted $ (0.12) $ (0.05) Weighted average shares used in computing net loss per share— basic and diluted 168.7 160.7 (1) Includes $6.2 million of merger and acquisition related transaction costs and $3.8 million of integration related costs recorded in the three months ended March 31, 2026. (2) Includes stock-based compensation expense as follows: Three Months Ended March 31, 2026 2025 Cost of revenue $ 0.6 $ 0.7 Research and development 7.6 8.6 Sales and marketing 4.9 4.9 General and administrative 7.2 11.6 Restructuring related charges — (1.6) Total stock-based compensation expense $ 20.3 $ 24.2

Condensed Consolidated Balance Sheets Unaudited (in millions) Q1 2026 Shareholder Letter 22 March 31, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 789.8 $ 792.6 Accounts receivable, net 60.0 65.4 Deferred costs, net 19.0 19.6 Prepaid expenses and other current assets 24.6 20.5 Total current assets 893.4 898.1 Property, equipment, and software, net 45.5 43.4 Intangible assets, net 30.9 27.1 Other assets 30.7 31.4 Total assets $ 1,000.5 $ 1,000.0 Liabilities and Stockholders’ Equity Current liabilities: Content liabilities $ 98.3 $ 100.0 Other accounts payable and accrued expenses 31.0 29.8 Accrued compensation and benefits 21.4 36.7 Deferred revenue, current 200.1 180.9 Other current liabilities 11.6 10.5 Total current liabilities 362.4 357.9 Deferred revenue, non-current 1.5 1.4 Other liabilities 4.8 5.0 Total liabilities 368.7 364.3 Stockholders’ equity: Additional paid-in capital 1,563.5 1,546.9 Accumulated deficit (931.7) (911.2) Total stockholders’ equity 631.8 635.7 Total liabilities and stockholders’ equity $ 1,000.5 $ 1,000.0

Condensed Consolidated Statements of Cash Flows Unaudited (in millions) Q1 2026 Shareholder Letter 23 Three Months Ended March 31, 2026 2025 Cash flows from operating activities: Net loss $ (20.5) $ (7.8) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 7.5 7.1 Stock-based compensation expense 20.3 24.2 Other 0.5 0.1 Changes in operating assets and liabilities: Accounts receivable, net 5.4 (0.1) Prepaid expenses and other assets (3.0) 1.0 Accounts payable and accrued expenses (0.7) (4.2) Accrued compensation and other liabilities (14.2) (12.4) Deferred revenue 19.3 25.6 Net cash provided by operating activities 14.6 33.5 Cash flows from investing activities: Purchases of content assets (5.8) (4.1) Capitalized internal-use software costs (5.6) (3.6) Purchases of property, equipment, and software (0.2) (0.5) Net cash used in investing activities (11.6) (8.2) Cash flows from financing activities: Proceeds from exercise of stock options 0.2 1.2 Payments for tax withholding on vesting of restricted stock units (5.9) (6.2) Net cash used in financing activities (5.7) (5.0) Net increase (decrease) in cash, cash equivalents, and restricted cash (2.7) 20.3 Cash, cash equivalents, and restricted cash—beginning of period 793.4 728.4 Cash, cash equivalents, and restricted cash—end of period $ 790.7 $ 748.7

Three Months Ended March 31, 2026 2025 Operating expense - Research and development $ 31.3 $ 29.5 Stock-based compensation expense (7.6) (8.6) Payroll tax expense related to stock-based compensation (0.3) (0.5) Non-GAAP operating expense - Research and development $ 23.4 $ 20.4 Operating expense - Sales and marketing $ 69.3 $ 56.8 Stock-based compensation expense (4.9) (4.9) Payroll tax expense related to stock-based compensation (0.2) (0.2) Non-GAAP operating expense - Sales and marketing $ 64.2 $ 51.7 Operating expense - General and administrative $ 33.3 $ 26.9 Stock-based compensation expense (7.2) (11.6) Payroll tax expense related to stock-based compensation (0.2) (0.2) M&A related transaction costs (6.2) — Integration related costs (3.8) — Significant and non-recurring legal and regulatory matters (0.3) (0.2) Non-GAAP operating expense - General and administrative $ 15.6 $ 14.9 Reconciliation of Non-GAAP Financial Measures Unaudited (dollars in millions) Q1 2026 Shareholder Letter 24 Three Months Ended March 31, 2026 2025 Gross profit $ 108.6 $ 97.9 Stock-based compensation expense 0.6 0.7 Amortization of stock-based compensation capitalized as internal- use software costs 1.6 1.5 Non-GAAP gross profit $ 110.8 $ 100.1 Gross profit margin 55.5% 54.6 % Non-GAAP gross profit margin 56.6% 55.8%

Three Months Ended March 31, 2026 2025 Net loss $ (20.5) $ (7.8) Stock-based compensation expense 20.3 25.8 Amortization of stock-based compensation capitalized as internal- use software costs 1.6 1.5 Payroll tax expense related to stock-based compensation 0.7 0.9 M&A related transaction costs 6.2 — Integration related costs 3.8 — Significant and non-recurring legal and regulatory matters 0.3 0.2 Restructuring related charges — (0.9) Non-GAAP net income $ 12.4 $ 19.7 Weighted-average shares used in computing net loss per share— basic 168.7 160.7 Effect of dilutive securities 1.5 4.0 Weighted-average shares used in computing non-GAAP net income per share—diluted 170.2 164.7 Net loss per share—basic and diluted $ (0.12) $ (0.05) Non-GAAP net income per share—diluted $ 0.07 $ 0.12 Reconciliation of Non-GAAP Financial Measures Unaudited (dollars in millions, except per share amounts) Q1 2026 Shareholder Letter 25 Three Months Ended March 31, 2026 2025 Net loss $ (20.5) $ (7.8) Depreciation and amortization 7.5 7.1 Interest income, net (7.1) (7.8) Income tax expense 1.4 1.5 Other expense (income), net 0.9 (0.3) Stock-based compensation expense 20.3 25.8 Payroll tax expense related to stock-based compensation 0.7 0.9 M&A related transaction costs 6.2 — Integration related costs 3.8 — Significant and non-recurring legal and regulatory matters 0.3 0.2 Restructuring related charges — (0.9) Adjusted EBITDA $ 13.5 $ 18.7 Net loss margin (10.5) % (4.4) % Adjusted EBITDA Margin 6.9% 10.4%

Reconciliation of Non-GAAP Financial Measures Unaudited (in millions) Q1 2026 Shareholder Letter 26 Three Months Ended March 31, 2026 2025 Net cash provided by operating activities(3) $ 14.6 $ 33.5 Less: capitalized internal-use software costs (5.6) (3.6) Less: purchases of content assets (5.8) (4.1) Less: purchases of property, equipment, and software (0.2) (0.5) Free Cash Flow $ 3.0 $ 25.3 (3) Net cash provided by operating activities includes restructuring related cash payments made during the three months ended March 31, 2026 and 2025 of $0 and $5.2 million and cash payments of M&A transaction costs of $11.1 million and $0.